                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): November 24, 1997


                         HOLMES PROTECTION GROUP, INC.
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            (Exact name of registrant as specified in its charter)


  Delaware                       0-24510                      06-1070719
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(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)



  440 Ninth Avenue, New York, New York                          10001-1695
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(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: 212-760-0630


                                Not Applicable
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         (Former name or former address, if changed from last report)

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Item 5. Other Events.

As set forth in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (the "Form 10-Q"), as of September 30, 1997, the Company had $1,000,000 of borrowing capacity remaining under its bank credit agreement and was not in compliance with certain of the financial covenants contained in the credit agreement. The banks waived such non-compliance for periods prior to or ending on such date.

Based on financial information that became available to the Company after the filing of the Form 10-Q, the Company determined that it would not be in compliance with such covenants as of October 31, 1997; however, the banks waived such non-compliance for periods prior to or ending on such date. The Company does not expect that, absent changes in such covenants, it will be in compliance with such covenants for November and December 1997. The Company is in discussions with its banks with regard to obtaining a waiver of such noncompliance. The Company does not presently have any remaining loan availability under the credit agreement, and the Company is also continuing its discussions with the banks with regard to additional financing that the Company will require for its short-term operating and working capital needs. In addition, as set forth in the Form 10-Q, the Company is exploring strategic alternatives as part of an overall review of its business strategy, including a possible sale or merger of the Company. In concert with the above actions the Company is seeking to reduce costs by accelerating the consolidation of recently acquired central stations and by initiating certain other operational changes that are expected to result in cost reductions in other areas.

The banks have provided a preliminary indication that they may waive non-compliance with the financial covenants referred to above through December 31, 1997, subject to the satisfaction of certain conditions. However, the Company does not presently have any commitment from the banks for any such waiver or for additional financing. If no such waiver is provided and the Company is unable to comply with the covenants in the credit agreement for November or December, the banks will have the right to declare all of the loans outstanding under the credit agreement immediately due and payable.

As a result of matters set forth in the two preceding paragraphs, the Company will reclassify the indebtedness of the Company under its bank credit agreement as of September 30, 1997 (which was approximately $24,000,000 as of such date) from long-term debt to current debt. However, the banks have not accelerated, or taken any action to change the payment status of, such debt.

The Company continues to experience significant working capital constraints resulting in part from its rapid sales growth and capital required to expand its operations in new geographic markets. The Company is continuing its exploration of strategic alternatives, including a possible sale of the business, as referred to above. If the Company is unable to achieve a sale or other strategic transaction in the near term, the Company will continue to experience significant working capital constraints, and the Company can provide no assurance that it will be able to obtain the additional financing necessary to provide for its short-term operating and working capital needs or to provide for the payments referred to in the following paragraph if such payments should be required.

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Pursuant to agreements under which the Company acquired certain security services businesses, the sellers of the businesses may elect, on or after January 1, 1998, to surrender to the Company for cancellation the shares of common stock of the Company that were issued to them in connection with such acquisitions if the Company has not effected the registration of such shares under the Securities Act of 1933 prior to such date, and the Company would be required to pay such sellers the purchase price in cash. The Company may be unable to effect such registration by such date. In such event, the Company would seek to obtain extensions of such date from the sellers. If such extensions were not provided and all of the sellers exercised such elections, the total maximum amount of cash that would be payable to the sellers by the Company would be approximately $4,000,000. The Company is engaged in discussions for a guarantee or other arrangement that would provide funding for such obligations if they become due but does not have commitments for any such arrangement.

The Company is a defendant in certain litigation seeking damages for property loss of approximately $2,000,000 to $3,000,000 (if recovery were had, plaintiff would be entitled to 9% interest from 1991 on such amount) as to which the Company has been informed that there remains only about $200,000 to $300,000 of coverage under its primary insurance layer. In addition, a question has arisen as to whether, if damages awarded exceed the $1,000,000 primary layer, the carrier for the next layer of coverage (for $5,000,000) will respond to the alleged damages being sought in this litigation. The Company does not believe that a coverage question exists as to the carrier providing the third layer of coverage (an additional $5,000,000).

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Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.

                                            None.

         (b)      Pro forma financial information.

                                            None.

         (c)      Exhibits.

                  99.1 Amendment dated May 9, 1997 to Amended and Restated Credit Agreement dated as of December 31, 1996 among Merita Bank Ltd, Bank of Boston Connecticut, Holmes Protection Group, Inc. and Holmes Protection, Inc.

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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            HOLMES PROTECTION GROUP, INC.



Date:  December 15, 1997                    By: /s/ George V. Flagg
                                               -----------------------------
                                            Name:  George V. Flagg
                                            Title: President and Chief
                                                   Executive Officer
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                                EXHIBIT INDEX


Exhibit No.            Description
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99.1                   Amendment dated May 9, 1997 to Amended and
                       Restated Credit Agreement dated as of
                       December 31, 1996 among Merita Bank Ltd,
                       Bank of Boston Connecticut, Holmes Protection
                       Group, Inc. and Holmes Protection, Inc.